Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 (Amendment No. 1) of our report dated March 31, 2026 with respect to the audited consolidated financial statements of Greenidge Generation Holdings Inc. and its subsidiaries (collectively, the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

June 12, 2026